EXHIBIT (a)(4)

                    Form of Notice to Withdraw from the Offer
                              MILLENNIUM CELL INC.

                               NOTICE TO WITHDRAW
                                 FROM THE OFFER

         I previously received (i) a copy of the Offer to Exchange; (ii) the letter from Stephen S. Tang dated July 22, 2003; and (iii) an Election Form. I signed and returned the Election Form, in which I elected to accept Millennium Cell Inc.'s ("Millennium Cell") offer to exchange (the "Offer") all of my Eligible Options (as described in the Offer to Exchange). I now wish to change that election and reject Millennium Cell's Offer to exchange my options. I understand that by signing this Notice and delivering it to George Zalepa before midnight, Eastern Standard Time, on August 19, 2003, I will be able to withdraw my acceptance of the Offer and instead reject the Offer to exchange options.

         I understand that in order to withdraw my acceptance of the Offer, I must sign, date and deliver this Notice via facsimile at (732) 542-4010 or hand delivery to Millennium Cell, Attention: Mr. Zalepa, before midnight, Eastern Standard Time, on August 19, 2003.

         I understand that by withdrawing my acceptance of the Offer to exchange options, I will not receive any restricted stock pursuant to the Offer and I will keep the options that I have. These options will continue to be governed by the stock option plan under which they were granted and by the existing option agreement(s) between Millennium Cell and me.

         I understand that I may change this election, and once again accept the Offer to Exchange options, by submitting a new Election Form to Mr. Zalepa via facsimile at (732) 542-4010 or hand delivery before midnight, Eastern Standard Time, on August 19, 2003.

         I have signed this Notice and printed my name exactly as it appears on the Election Form.

         I do not accept the Offer to exchange any options.




----------------------------    --------------------------------------------
Signature                                     Government ID
                             (e.g. Social Security #, Social Insurance #, etc.)



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Name                                                 Date and Time
(Please Print)

  RETURN TO MILLENNIUM CELL INC., ATTN: GEORGE ZALEPA, NO LATER THAN MIDNIGHT,
            EASTERN STANDARD TIME, AUGUST 19,2003, VIA FACSIMILE AT
                        (732) 542-4010 OR HAND DELIVERY.

INSTRUCTIONS TO THE NOTICE TO WITHDRAW FROM THE OFFER FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1. Delivery of Notice to Withdraw from the Offer.

         A properly completed and executed original of this Notice to Withdraw from the Offer (or a facsimile of it), and any other documents required by this Notice to Withdraw from the Offer, must be received by George Zalepa at Millennium Cell Inc., either via hand delivery or via the facsimile at (732) 542-4010 on or before midnight, Eastern Standard Time, on August 19, 2003 (the "Expiration Date").

         The method by which you deliver any required documents is at your option and risk and the delivery will be deemed made only when actually received by Millennium Cell Inc. (the "Company"). You may hand deliver your Notice to Withdraw from the Offer to George Zalepa at the Company, or you may fax your Notice to Withdraw to Mr. Zalepa at (732) 542-4010. In all cases, you should allow sufficient time to ensure timely delivery. We intend to confirm the receipt of your Notice to Withdraw from the Offer within three business days prior to the expiration of the offer; if you have not received such a confirmation of receipt, it is your responsibility to ensure that your Notice to Withdraw from the Offer has been received by us.

         Although by submitting a Notice to Withdraw from the Offer you have withdrawn your tendered options from the Offer, you may change your mind and re-accept the Offer until the expiration of the Offer. Tenders of options made through the Offer may be made at any time before the Expiration Date. If the Company extends the Offer beyond that time, you may tender your options at any time until the extended expiration of the Offer. To change your mind and elect to participate in the Offer, you must deliver a new signed and dated Election Form, or a facsimile of the Election Form, with the required information to the Company while you still have the right to participate in the Offer. Your options will not be properly tendered for purposes of the Offer unless the withdrawn options are properly re-tendered before the Expiration Date by delivery of the new Election Form following the procedures described in the Instructions to the Election Form.

         Although it is our intent to send you a confirmation of receipt of this Notice, by signing this Notice to Withdraw from the Offer (or a facsimile of it), you waive any right to receive any notice of the withdrawal of the tender of your options.

2. Signatures on This Notice to Withdraw from the Offer.

         If this Notice to Withdraw from the Offer is signed by the holder of the eligible options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject without alteration, enlargement or any change whatsoever. If your name has been legally changed since your option agreement was signed, please submit proof of the legal name change.

         If this Notice to Withdraw from the Offer is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of that person so to act must be submitted with this Notice to Withdraw from the Offer.

3. Other Information on This Notice to Withdraw from the Offer.

         In addition to signing this Notice to Withdraw from the Offer, you must print your name and indicate the date and time at which you signed. You must also include your social security number or, tax identification number, as appropriate.

4. Requests for Assistance or Additional Copies.

         Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Notice to Withdraw from the Offer should be directed to George Zalepa at the Company's principal address, telephone number (732) 544-5707. Copies will be furnished promptly at the Company's expense.

5.       Irregularities.

         All questions as to the validity, form, eligibility (including time of receipt) and acceptance of this withdrawal from the Offer will be determined by the Company in its discretion. The Company's determinations shall be final and binding on all parties. The Company reserves the right to reject any or all Notices to Withdraw from the Offer that the Company determines not to be in proper form or the acceptance of which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the Notice to Withdraw from the Offer, and the Company's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No Notice to Withdraw from the Offer will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with Notices to Withdraw from the Offer must be cured within the time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in Notices to Withdraw from the Offer, and no person will incur any liability for failure to give any such notice.

         Important: The Notice to Withdraw from the Offer (or a facsimile copy of it) together with all other required documents must be received by the Company, on or before the Expiration Date.

6. Additional Documents to Read.

         You should be sure to read the Offer to Exchange, all documents referenced therein, and the letter from Stephen S. Tang dated July 22, 2003 before making any decisions regarding participation in, or withdrawal from, the Offer.

7. Important Tax Information.

         You should refer to Section 14 of the Offer to Exchange, which contains important U.S. federal income tax information.